EXHIBIT 21.1

                            CARRIAGE SERVICES, INC.

                     SUBSIDIARIES AS OF DECEMBER 31, 1998

      NAME                                            INCORPORATION
      ----                                            -------------
Carriage Funeral Holdings, Inc.                       Delaware
CFS Funeral Services, Inc.                            Delaware
Carriage Holding Company, Inc.                        Delaware
Carriage Funeral Services of Michigan, Inc.           Michigan
Carriage Funeral Services of Idaho, Inc.              Idaho
Carriage Funeral Services of Kentucky, Inc.           Kentucky
Carriage Funeral Services of Connecticut, Inc.        Connecticut
Carriage Funeral Services of Indiana, Inc.            Indiana
Carriage Funeral Services of California, Inc.         California
Hillcrest Memorial Gardens, Inc.                      Idaho
Richmond County Memorial Park, Inc.                   North Carolina
Wilson & Kratzer Mortuaries                           California
Rolling Hills Memorial Park                           California
Grandview Memorial Gardens, Inc.                      Indiana
Carriage Funeral Services of Kansas, Inc.             Kansas
CFS Funeral Services of Kansas, Inc.                  Kansas
CFS Services of Kentucky, Inc.                        Kentucky
Carriage Services of Illinois, Inc.                   Illinois
Carriage Services of New York, Inc.                   New York
Pioneer Funeral Plans, Inc.                           Texas
Carriage Services of Connecticut, Inc.                Connecticut
Hamilton County Burial Services, Inc.                 Tennessee
CFS Services of Illinois, Inc.                        Illinois
Carriage Services of Florida, Inc.                    Florida
Feeney Funeral Home, Inc.                             New Jersey
CSI Funeral Services of Massachusetts, Inc.           Massachusetts
Oak View Memorial Park Cemetery                       California
Lakeland Memorial Gardens, Inc.                       Florida
CHC Insurance Agency of Ohio, Inc.                    Ohio
Barnett, Demrow & Ernst, Inc.                         Kentucky
Carriage Services of Kansas, Inc.                     Kansas
Carriage Services of New Mexico, Inc.                 New Mexico
Forastiere Family Funeral Service, Inc.               Massachusetts
Beard Mortuary, Inc.                                  West Virginia
Carriage Cemetery Services, Inc.                      Texas
Carriage Services of Oklahoma, L.L.C.                 Oklahoma
Carriage Services of Massachusetts, Inc.              Massachusetts